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                                                                   EXHIBIT 10.33

This Lease Agreement made this 19th day of January, 2006 between Mercer Management & Development, Inc., on behalf of Vernon Holdings 101837 LLC d/b/a Cream Ridge Mews, hereinafter referred to as "Landlord" and Yardville National Bank, 2465 Kuser Road Hamilton, NJ 08690, hereinafter referred to as "Tenant."

                                DEMISED PREMISES

1) The Landlord does hereby lease to the Tenant and the Tenant does hereby rent from the Landlord the following premises:

      The Demised Premises shall consist of Suite # 3 located in the building commonly known as Cream Ridge Mews in Plumsted, New Jersey (the "Building"), which suite contains approximately 1,900 square feet, outside dimensions for both to center line of common wall, together with all improvements which have been constructed, thereon by the Landlord and/or Tenant for the use of the Tenant, and all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenances thereto, and any and all fixtures and equipment which are installed in the building by the Landlord for the use of the Tenant in its occupancy of the Demised Premises.

      "Tenant's Proportionate Share" for all lease purposes is hereby deemed to be 14.87% based on the square footage of floors one and two of the building, which equals 12,775 square feet.

                                     PARKING

1A) The Tenant shall have the right to use the parking spaces serving the Building on a non-exclusive basis, in common with Landlord and the other Tenants thereof, and to use the access driveways for its business purposes and for those of its agents, servants, employees or invitees. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas to impede the free flow of vehicular traffic to and from the Building.

                                  PERMITTED USE

2) The Demised Premises are to be used and continuously occupied for a retail bank branch and for no other purpose. Tenant agrees that such use will be in compliance with all applicable laws, ordinances, requirements and regulation of any governmental authority having jurisdiction. Tenant will not change the aforementioned use without the prior written consent of Landlord, which consent may be withheld in its reasonable discretion.

                                   LEASE TERM

3) The Lease Term is for one (1) year. The Lease Term shall commence on December 1, 2005 (the "Commencement Date"). The Lease Term shall end one (1) year after the Commencement Date, and will become a month-to-month tenancy thereafter until the pad site located on the same property is constructed and the Tenant relocates into that premises. In the event that either party elects not to pursue the tenancy of the pad site, then the parties shall renegotiate the term of this lease and if a term cannot be agreed

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upon, then this lease shall be terminable by either party by giving written notice at least sixty (60) days prior to the termination date.

                                ANNUAL BASIC RENT

4) The Tenant shall pay Annual Basic Rent which means for Year 1 the sum of $22.00 per square foot multiplied by number of square feet in the floor area of the premises, which shall be subject to the proration as provided in this agreement.

      The rent for each year of this lease after the first year, if applicable, will be as follows:

                                                MONTHLY
YEAR            SQ. FT. RATE       SQ. FT.        RENT
----            ------------       -------     ---------
 1                $ 22.00          $ 1,900     $3,483.33
 2                $ 22.66                      $3,587.83
 3                $ 23.34                      $3,695.47
 4                $ 24.04                      $3,806.33
 5                $ 24.76                      $3,920.52

      The amounts set forth herein are for Basic Rent only, and are exclusive of Additional Rent amounts, (as defined below), as well as any deposits, fees, late charges or other costs which may be payable pursuant to this Lease.

                                 ADDITIONAL RENT

5) Additional Rent assessed herein shall be based on the Tenant's Proportional Share, as follows:

"Tenant's Building Common Area Operating Expense Proportionate Share" shall be               14.87%
"Tenant's Real Estate Tax Proportionate Share" shall be                                      14.87%
"Tenant's Insurance Proportionate Share" shall be                                            14.87%
"Tenant's Building Utilities Proportionate Share" shall be                                   14.87%

      Except concerning Building Utilities, Tenant shall pay to Landlord as and for Additional Rent according to the aforementioned percentages:

      a) BUILDING COMMON AREA OPERATING EXPENSES. As related to the Building, parking areas and grounds adjacent thereto, the "Common Area Operating Expenses" shall mean all costs incurred by Landlord for the general maintenance, lighting, trash removal, landscape and lawn maintenance, utility charges for electricity, gas, water, sewer, and snow and ice removal and plowing.

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      b) REAL ESTATE TAXES. All real estate taxes, levied or assessed against the tax lots and improvements thereon of which the Demised Premises are a part if improvements are in use by tenants. In the event that a tax is imposed measured by rental payments, occupancy, use or otherwise, in lieu of taxes on the real property, then Tenant shall pay its share of such alternative taxes. The term "real estate taxes", as used in this Lease means real estate taxes levied or assessed against the Building as currently built. "Real estate taxes" also include school, sewer and water taxes, rent and charges and other governmental impositions.

      d) INSURANCE PREMIUMS. All insurance premiums on the insurance polices maintained by Landlord insuring against loss or damage to the Building and loss and liability arising in or about the Building.

      e) UTILITIES Utilities, including electricity, gas, heat, water and sewage, will be charged to the Tenant based on the greater of Tenant's Building Utilities Proportionate Share of 14.87 % or actual use. Tenant shall pay this amount monthly with its Basic rent; this amount is deemed Additional rent (See Schedule A attached). Landlord, at its option, may require Tenant to make utility payments directly to the supplier.

      Landlord makes no representation with respect to utilities or services, including availability or adequacy of same, and shall not be liable in the event of any failure or interruption of any utility or service. Any and such event shall not constitute a termination of this Lease, an actual or constructive eviction of Tenant, or entitle Tenant to any abatement of Rent. Notwithstanding the above, if any utilities are interrupted for a period of 180 days or more, due to no fault of the Tenant, then the Tenant shall have the right to terminate the lease.

      f) SCHEDULE OF ESTIMATED EXPENSES. See Schedule A attached to this Lease as an estimate of Year 1 Expenses.

                           PAYMENT OF ADDITIONAL RENT

6) All items of Additional Rent described above in paragraph 5) shall be due and payable after Landlord's giving notice to the Tenant of the amount due as Additional Rent. At the Commencement Date, and once per year thereafter, the Landlord, at its option, may reasonably estimate the amount of all items of Additional Rent due from the Tenant and require that of one-twelfth (1/12) be paid with each installment of the Basic Rent. This Additional Rent amount will be considered due and payable at the same time as each installment of the Basic Rent. Once per year, if the Landlord determines that the amount of the Additional Rent collected is insufficient to satisfy the items in a), b), c), and d) of paragraph 5), then Tenant shall pay, at the next payment date, such amounts as shall be necessary to satisfy Tenant's proportionate shares as listed in 5). Landlord may adjust the amount of the estimated items from time to time. In the event that the items of Additional Rent, as estimated and collected by Landlord, exceed the actual expenses of a), b), c) and d) described in paragraph
5), then the excess will be credited against the next payments of Additional Rents due. There will be no cash refund of payments to the Tenant for any credit balances until the Tenant vacates the Premises.

                           TENANT'S INSPECTION RIGHTS

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7) Landlord shall make its books and records in connection with the above described Building and Office Common Area Operating Expenses, Real Estate Taxes, and Insurance Premiums available to Tenant or Tenant's representative for inspection at reasonable times and on reasonable notice at Landlord's office for the purpose of verifying the accuracy of charges for items of Additional Rent. The Landlord has the right to charge Additional Rent within one year of when costs were incurred. The Tenant's right to inspect Landlord's books and records shall expire one year after the charges or charges in question shall have been billed to the Tenant.

                                SECURITY DEPOSIT

8) Tenant shall not be required to pay a security deposit.

                             OPTIONS TO EXTEND TERM

9) Intentionally omitted.

                              LATE PAYMENT CHARGES

10) In the event any payment due hereunder is not received within ten (10) days of its due date, the Tenant agrees to pay a late fee of One Hundred and Fifty Dollars ($150.00).

                          ATTORNEY AND COLLECTION FEES

11) Tenant agrees to pay Landlord reasonable attorney fees and all costs and expenses incurred to recover possession of the Demised Premises and to enforce any provisions of this Lease and recover damages in connection therewith should it be necessary that an action be filed to enforce the provisions of this Lease only if action is filed.

                               DEFINITION OF RENT

12) All payment obligations of Tenant under this Lease, other than Basic Rent, including, without limitation, Tenant's Portion of Common Area Operation Expenses, Real Estate Taxes, Insurance Premiums, late payment charges, payments to restore the Security Deposit, are hereby deemed "Additional Rent" whether or not designated as such, and shall be due and payable when due. The word "Rent" as used in this Lease, means Basic Rent and Additional Rent. Rent shall be paid at the office of the Landlord or such other place that the Landlord may designate in writing.

                               OPERATING COVENANT

13) Tenant covenants and agrees to open and operate the Demised Premises for the uses described on the front page of this Lease under the trade name of Yardville National Bank or YNB during the business hours of the Building and to keep the Demised Premises and to operate the Demised Premises in that manner. Landlord shall not restrict Tenant's hours or days of operating except that Tenant shall be open for business Monday through Friday (except national bank holidays), with such alternative hours as may be reasonable to conduct business. The hours of operation shall not conflict with any applicable governmental law, rule, regulation or order.

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      Tenant, at its own cost and expense, shall obtain all licenses, permits and approvals necessary for it to legally carry on the business described on the front page of this Lease and shall provide Landlord with a copy thereof.

      Tenant shall have the right, at Tenant's election, to terminate this Lease, without further obligation on either party, if any governmental authority having jurisdiction over the Demised Premises shall change the zoning classification of the Demised Premises in such a manner that Tenant is unable to legally carry on the business described on the front page of this Lease.

                               CONDUCT OF BUSINESS

14) Tenant shall conduct its business in accordance with such reasonable rules and regulations as the Landlord may adopt. Tenant shall not permit any nuisance to exist or continue at the Demised Premises. Tenant further agrees to comply with all ground and underlying leases of which it has been given notice in writing prior to the execution of this Lease, and with all governmental laws, codes, orders and regulations affecting the Demised Premises and the use thereof.

                             ENVIRONMENTAL INDEMNITY

15) Tenant shall indemnify, defend and hold the Landlord harmless from fines, claims, losses and expenses (including reasonable legal and consultant's fees) of every kind arising out of or in connection with the storage of, handling of, or the occurrence of spills or discharges of hazardous substance or wastes at the Demised Premises caused by tenant, their agents, servants, employees and or invitees. Tenant shall furnish Landlord and the appropriate governmental agencies with information required in connection with environmental laws and if a cleanup must be prepared and a cleanup undertaken, resulting from Tenant's use of the Demised Premises, Tenant shall prepare, submit and implement same and shall grant Landlord access to the Demised Premises to supervise Tenant's performance of such work. Tenant's liability under this paragraph shall survive the expiration of the Lease Term. During the term of this Lease, Tenant shall not store, manufacture, dispose of discharge, mine, generate, refine, treat, transport or otherwise permit hazardous substances, as defined in any of the aforementioned environmental laws, codes, rules, regulations to be present on or about the Demised Premises. At the end of the Lease, Tenant will provide Landlord with any environmental clearance required by any jurisdiction of the Demised Premises. Upon presentation of this environmental clearance to Landlord, this paragraph shall become null and void.

      Landlord represents and warrants that it has never generated, stored, handled, or disposed of any hazardous substances in or about the Demised Premises

                              REMOVAL FROM PREMISES

16) If Tenant fails to comply with the obligations of paragraphs 13, 14 or 15 above, Landlord may seek Tenant's removal from the Demised Premises. Tenant shall be liable for all Additional Rent, including costs and expenses incurred by the Landlord in accordance with paragraph 11). The aforesaid provision is without derogation from Landlord's and Tenant's other rights and remedies under this Lease and under Law.

                            OPERATION OF COMMON AREAS

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17) Landlord shall operate and maintain the Common Areas. At the end or other expiration of the term of this Lease, Tenant shall deliver up the Demised Premises in good order and condition.

                              REPAIRS & MAINTENANCE

18) Landlord shall make all structural repairs and replacements required with respect to the Demised Premises, including the roof of the Premises, and shall make all repairs and replacements required with respect to the systems, including but not limited to electrical, heating, cooling and plumbing located on the interior portions of any wall or otherwise on the exterior portions of the Premises, from Commencement Date. Landlord shall be under no obligation to effect any repairs or replacements unless and until Landlord has received notice from Tenant have the need therefor. Landlord will respond as soon as possible when notified of emergency situations. Notwithstanding anything to the contrary set forth in this Lease, in the event any repair or replacement to be undertaken by Landlord pursuant to this paragraph is required or occasioned by the negligence of Tenant, or in the event any damage is caused to the property of which the Demised Premises is a part, as a result of the negligence of the Tenant, then the Landlord shall have the right to make all repairs or replacements as may be required, but at Tenant's sole cost and expense, which amount shall be paid to Landlord, as Additional Rent, upon demand.

      Tenant will maintain the Demised Premises in a clean, orderly and sanitary condition free of insects, rodents, vermin, and other pests and at the end or other expiration of the term hereof, shall deliver up the rented premises in good order condition, wear and tear from reasonable use thereof, and damage by the elements not resulting from the neglect or fault of the Tenant, excepted. Tenant shall cause a pest control service reasonably acceptable to Landlord to provide pest control services to the Demised Premises when required.

      Tenant will maintain the Demised Premises, at its own expenses, in a clean, orderly condition and will not permit accumulation of garbage, trash, rubbish, and other refuse. Tenant will dispose of its own garbage in the appropriate receptacles provided by Landlord, which costs are part of the Common Area Expenses.

                            RETAIL STORE REGULATIONS

19) Tenant further agrees that:

a) It will not permit any noise or odors to emanate from the Demised Premises (except for alarm systems which have been approved by Landlord and which are duly registered with the Plumsted Township Police Department; Landlord shall not unreasonably withhold its approval of these alarms);

b) It will keep all mechanical apparatus free from vibrations and noise which may be transmitted beyond the Demised Premises;

c) It will not use the sidewalks for the sale and display of merchandise nor permit any person to conduct business or solicitation thereon. It will not place any merchandise

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or other articles on the sidewalk or parking area in front of or adjacent to the
Demised Premises;

d) It will keep the Demised Premises at a temperature sufficiently high to prevent freezing of water pipes and fixtures;

e) It will not use plumbing facilities for any purpose other than that for which they were constructed and will not permit any foreign substance therein and the expense of repairing any breakage, stoppage, seepage or damage whether occurring on or off the Demised Premises resulting from a violation of this provision by Tenant or its employees, agents or customers shall be borne by Tenant. All grease traps and other plumbing traps shall be kept clean and operable by Tenant at Tenant's own cost and expense;

f) Tenant will not permit any lien or encumbrance to be imposed upon the land or upon this Lease by reason of its act or omission and will promptly pay, discharge, bond or otherwise cause to be removed any such lien or encumbrance;

g) It will comply with parking and other reasonable rules from time to time promulgated by the Landlord affecting the Building, including employee parking limitations and other parking lot regulations;

      Landlord may modify or supplement these regulations from time to time on ten (10) days prior notice to Tenant.

        LANDLORD'S ACCESS FOR REPAIRS & TENANT'S RIGHT TO PERFORM REPAIRS

20) If Tenant fails to perform its obligations under paragraph 18 and 19 hereof, the Landlord or its agents may enter the Demised Premises upon ten (10) days written notice in order to perform the necessary repairs at Tenant's expense whereupon Tenant shall reimburse Landlord for all costs incurred. The notice required in this Paragraph shall not apply in an emergency. The aforesaid provision is without derogation from Landlord's other rights and remedies under this Lease and under Law.

      Tenant may, after providing Landlord with prior notice and a reasonable period of time to respond, but shall not be obligated to, perform repair obligations on Landlord's behalf, in which Tenant may recover from Landlord or deduct from subsequent rent payments the amounts reasonably expended by Tenant for such repairs. The "reasonable period" mentioned shall not exceed ten (10) days unless the necessary repair obligation cannot be completed within (10) days and Landlord has commenced performance and is diligently pursuing completion of its obligation.

                            PREMISES TO BE DELIVERED

21) Tenant accepts the Building in which the Demised Premises is located and adjoining parking areas in such condition as exists as of the Commencement Date. Landlord may make changes to the Demise Premises and adjoining parking areas if required by any municipal authorities, provided these changes do not materially or adversely affect the size and layout of the Demised Premises.

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      No alterations, additions or improvements shall be made, and no climate regulating, air conditioning, cooling, heating or fire sprinkler systems, television or radio antennas, heavy equipment, apparatus and fixtures, shall be installed in or attached to the leased premises, without the written consent of the Landlord which shall not be unreasonably withheld. Unless otherwise provided herein, all such alterations, additions or improvements and systems, if they are unable to be removed without damaging Landlord's property, shall belong to and become the property of the Landlord and shall be surrendered with the premises and as part thereof upon the expiration or sooner termination of this Lease, without hindrance, molestation or injury.

      Notwithstanding the above, Landlord hereby consents to the partitions, counters, shelves and other Tenant's improvements as exist on the Commencement date. Tenant shall not make any changes to such installations or improvements until it shall have received all consents and approvals from the Township of Plumsted as may be required in connection therewith and shall have delivered a copy thereof to Landlord. All such approvals shall be obtained at Tenant's own sole cost and expense. Landlord reserves the right to reject such work if not properly permitted by Plumsted Township or if improperly installed.

                           INDEMNIFICATION & INSURANCE

22) Tenant shall indemnify, defend, and hold Landlord, Landlord's agents, and employees, mortgagees and ground lessors harmless from all claims, losses and expenses arising out of or in connection with any occurrence in or about the Demised Premises including the service areas and sidewalks contiguous thereto and any occurrence outside of the Demised Premises, that result from the act or omission of Tenant, its agents, employees, or contractors, or from any breach or default in the performance of any obligation of Tenant under this Lease.

      During the entire term of this Lease, Tenant shall at its own cost and expenses, maintain liability insurance with a reputable insurance company with minimum amounts of one million dollars combined single limit for personal injuries and property damage. Landlord shall receive a Photostatic copy of the insurance policy with proof of payment for it no later than December 31st of each lease term.

      All insurance policies to be maintained by Tenant shall waive all rights of recovery against Landlord except for any grossly negligent, willful, malicious or reckless actions by the Landlord, its agents, employees or contractors. Tenant shall deliver to Landlord, Landlord's management company and, if requested, Landlord's mortgagee, certificates of such insurance naming such parties as co-insured parties. All such policies shall provide that the same may not be terminated without thirty (30) days prior notice to Landlord, Landlord's mortgagee and any other party that may be reasonably designated by Landlord.

      Tenant shall not violate or permit to be violated any of the conditions or provisions of any of said policies nor the provisions of any of Landlord's insurance policies of which it shall have notice. In the event that the premium of any insurance policy maintained by Landlord is increased solely as a result of the maintaining of any article or substance or any use in or about the Demised Premises, then Tenant shall pay to Landlord, immediately upon demand, as and for Additional Rent, the amount of any such increase.

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23) Tenant hereby releases Landlord (except for Landlord's malicious, reckless or negligent actions) from liability for loss, damage or injury (including business and other consequential losses) caused by steam, electricity, gas, water, rain, ice or snow or any leak or flow from any part of the Building or any equipment therein and from any acts or omissions of co-tenants or other occupants of the Building and from liability for any damage to or loss of Tenant's property from any cause whatsoever. Any right or remedy of Tenant against Landlord shall be limited to Landlord's interest in Building and no judgment against Landlord or any shareholder, officer, director, partner, joint venturer or other party therefore shall be subject to enforcement of any judgment beyond their respective interest in the land and building.

                              FIRE & OTHER CASUALTY

24) In case of fire or other casualty, the Tenant shall give immediate notice to the Landlord. If during the term of this Lease, or any renewal of this Lease, the Demised Premises subject to the Lease shall be partially destroyed by any cause not the fault of the Tenant, the Landlord shall have a period of one hundred eighty (180) days including when municipal construction approvals are received to repair, rebuild, or restore the Building and Premises.

      If the Landlord shall fail to repair, rebuild or restore the building and premises within the period of one hundred eighty (180) days including when municipal construction approvals are received, the Tenant shall have the option to terminate this Lease by giving written notice of termination to the Landlord within thirty (30) days of the expiration of the said one hundred eighty (180) day period. On the giving of such notice of termination and the surrender of the Demised Premises, the Tenant shall be relieved of all further covenants and conditions of this Lease, including the liability for any rent, from the date of termination, and shall be entitled to a rebate of any rent already paid for the period following the date of termination.

      If the premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then the rent shall be paid up to the time of such destruction and then and from thenceforth this Lease shall come to an end. In no event however, shall the provisions of this clause become effective or be applicable if the fire or other casualty and damage shall be the result of the carelessness, negligence or improper conduct of the Tenant or the Tenant's agents, employees, guests, licensees, invitees, subtenants, assignees or successors. In such case, the Tenant's liability for the payment of Rent and the performance of all covenants, conditions, and terms hereof on the Tenant's part to be performed shall continue and the Tenant shall be liable to the Landlord for any uncovered damage and loss suffered by the Landlord.

                                   ASSIGNMENT

25) Tenant shall not assign, mortgage, sublet, or sublease the Demised Premises or any part thereof without the written consent of the Landlord, which shall not be unreasonably withheld. As a condition of any consent Landlord elects to give, Landlord may require additional security and/or personal or other corporate guarantors. Any such consent will not release Tenant from its liabilities hereunder and Landlord's consent shall continue to be required for any future assignment or sublease.

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                                END OF LEASE TERM

26) At the expiration of the term, whether by expiration of the original term of this Lease or otherwise, Tenant shall quit and surrender the Demised Premises broom clean, in good order and condition. Landlord shall have the right to require Tenant to remove any or all alterations and improvements installed by Tenant and repair any damage caused by installation or removal.

      If, upon expiration of the term of this Lease, Tenant shall not have removed any furniture, fixtures, equipment or other property belonging to Tenant then Landlord, at its option, may deem the same to be abandoned and may retain title and possession to the same or may, at Tenant's cost, cause such property to be removed and carted to any appropriate dumping site or may take possession of and title to these items of personal property. This obligation shall survive the expiration of the Lease Term and surrender of the Demised Premises, and acceptance thereof by Landlord.

                                  HOLDING OVER

27) If Tenant holds over after a formal written termination of this Lease, then in addition to all other remedies and without limiting Landlord's right to claim consequential damages arising from such breach of this Lease, Tenant shall pay Landlord Basic Rent and Additional Rent at one and one-half times the highest monthly rate ever provided for in this Lease for the entire period in which Tenant retains possession of the Demised Premises

                                     DEFAULT

28) Each of the following shall constitute a "Default" by Tenant under this
Lease:

A. If Tenant fails to pay Rent or deposit Security when due, or fails to deliver any insurance certificate or certificate of occupancy when required;

B. If Tenant (1) fails to open for business, (2) vacates the Demised Premises, or (3) fails to continuously operate its business in the entire Demised Premises for the Permitted Use and with Tenant's Trade Name for a period of thirty (30) days or more;

C. If Tenant transfers, assigns, mortgages or encumbers Tenant's interest in this Lease, or sublets or grants a right to a third party to use or occupy all or a portion of the Demised Premises except as expressly permitted herein, though Landlord consent to assignment cannot be unreasonably withheld;

      In the event of the occurrence of a Default by Tenant, provided that Tenant has been given written notice of the Default and has not cured within ten
(10) days following the receipt of that notice, Landlord may declare this Lease terminated and shall have all remedies to recover possession and monetary damages as permitted under the laws of the State of New Jersey and may avail itself of all procedures prescribed under the laws of the State of New Jersey for such remedies. If Tenant has commenced curing the Default within ten (10) days, Landlord agrees to grant the Tenant an additional fourteen (14) days from the date Tenant has commenced curing the Default to complete its cure.

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                               LANDLORD'S REMEDIES

29) The Landlord, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefore, or for damages, re-enter the said premises and again possess and enjoy same; and as agent for the Tenant or otherwise, re-let the premises and receive the rents therefore and apply the same, first to the payment of such expenses. The Tenant shall remain liable for such Rents as may be in arrears to the extent of the difference between the Rents reserved hereunder and the Rents, if any, received by the Landlord during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies arise and are ascertained each month.

                                   BANKRUPTCY

30) Upon the occurrence of any of the defaults and contingencies set forth in the preceding clauses, or should the Tenant be adjudicated a bankrupt, insolvent or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceedings, writ of execution, levy, sale, or by operation of law, the Landlord may, if the Landlord so elects, at any time thereafter, terminate this Lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee or other person in charge of or acting as custodian of the assets or property of the Tenant, ten (10) days notice in writing, of the Landlord's intention so to do. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof, and the Landlord shall have the right to remove all persons, goods, fixtures and chattels there from, by force and otherwise, without liability for damages.

                       COMMON AREAS-NON-EXCLUSIVE LICENSE

31) Tenant, its employees, customers, contractors and invitees are given the non-exclusive license to use the Common Areas, as designated by Landlord from time to time including parking and driveway areas of the Building for parking of cars while working at, or delivering goods to the demised Premises and for ingress and egress to adjoining public thoroughfares in accordance with the terms and conditions of this Lease and the reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord. This license is for the use of such common areas in common with other tenants, their employees, customers, contractors and invitees. If the Common Areas are diminished, Landlord shall not be subject to liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of the Common Areas be deemed a constructive or actual eviction. Notwithstanding the above, Landlord represents to Tenant that any diminution in the common areas referred to above will not interfere with the adequacy of parking for Tenant's employees and customers.

                              LANDLORD RESERVATIONS

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32) Excepted from the demised leasehold and reserved to the Landlord are the roof and exterior portions of the Demised Premises. Landlord also reserves the right to enter the Demised Premises and the easement to install, maintain, use, repair and replace pipes, ductwork, conduits, utility lines, equipment, alarms, wires, meters, valves and the like in the Demised Premises in order to serve other portions of the Building. Landlord agrees that all work in, or, under, over and through the Demised Premises shall, when possible, be performed in a manner, which does not interfere unreasonably with Tenant's business with notice and consent.

      Landlord reserves the right to rearrange the parking facilities and other common areas; to change the number of buildings and parking spaces, and the number, identity and type of other stores and tenancies, and the right to construct and alter buildings and improvements in the Building from time to time, provided that such activity does not interfere unreasonably with Tenant's business.

                                 QUITE ENJOYMENT

33) Landlord covenants and represents that the Landlord is the owner of the premises herein leased and has the right and authority to enter into, execute and deliver this lease; and does further covenant that the Tenant on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the leased premises for the term aforementioned.

                          INABILITY TO GIVE POSSESSION

34) If Landlord is unable to give possession of the Demised Premises or is delayed in delivering possession, Landlord shall not be liable to Tenant except if the delay is due to Landlord's willful default and any failure or delay shall not affect the validity of this Lease, nor shall the Lease Term be extended by reason thereof.

                                      SIGNS

35) The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the said premises or any part thereof, except of a design and structure in or at such places as may be indicated and consented to be the Landlord in writing.

      Tenant shall cause said sign or signs to be installed on the facade of the Demised Premises by a sign company designated Landlord. All signs shall be in accordance with local ordinances and Tenant shall obtain all municipal permits required therefore and deliver a copy thereof to Landlord. Periodic maintenance of such signs, including cleaning and bulb replacement shall be at Tenant's sole cost and expense. In case the Landlord or the Landlord's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon the Common Areas, the Demised Premises or any part thereof, they may be so removed, but shall be replaced when the said repairs, alterations or improvements shall have been completed at Landlord's cost and expense.

                               TENANT'S STATEMENT

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36) Within seven (7) business days request by Landlord, Tenant will deliver to
Landlord a statement, duly executed by Tenant and acknowledged by a Notary Public, setting forth the Commencement Date of this Lease, the Termination Date, the Rents then payable, whether or not there is any default under the terms of this Lease and any other information which may be reasonably required by any prospective mortgagee, underlying ground lessor and/or purchaser of the land and Building of which the Demised Premises are a part. If Tenant fails to deliver the statement within the said time, then Tenant hereby grants a power of attorney to act as attorney-in-fact for Tenant to Landlord and any of such attorney-in-fact by sole signature is authorized to prepare and execute such Tenant's statement. Tenant shall further provide Landlord or landlord's mortgagee or other designee with such current information regarding Tenant's financial condition as may be reasonably requested.

                                  FORCE MAJEURE

37) The Landlord shall not be in default or liable for failure to perform any of its covenants of this Lease if same is caused by Act of God, strike, labor dispute, governmental regulations or controls, unavailability of insurance proceeds, inability to obtain materials, service or financing or due to any other cause beyond the control of the Landlord.

                                     NOTICES

38) All notices required under the terms of this Lease shall be deemed given three (3) days after mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this Lease, or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

                                ENTIRE AGREEMENT

39) This Lease and any Exhibits, Schedules and Riders attached hereto and made a part hereof, set forth the entire understanding and agreement between Landlord and Tenant with respect to the Demised Premises and there are neither agreements nor understandings between them except as are set forth. No amendment to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

                                 APPLICABLE LAW

40) The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease.

                                MORTGAGE PRIORITY

41) This lease shall not be a lien against the said premises in respect to any mortgages that may hereafter be placed upon said premises. The recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording and the Tenant agrees to execute any instruments, without costs, which may be deemed necessary or desirable, to further effect

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the subordination of this lease to may such mortgage or mortgages provided, however, that said mortgagee agrees to execute a nondisturbance and attornment agreement.

                         REAL ESTATE OR COMMISSIONS FEES

42) There are no Real Estate commission fees required in this lease agreement.

    /s/ Christopher S. Vernon          /s/ Patrick M. Ryan CEO
    -------------------------------    -----------------------------------
    FOR LANDLORD: MERCER MANAGEMENT    FOR TENANT: YARDVILLE NATIONAL BANK

    DATE:  January 24, 2006
          -------------------------
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